Broker-Dealer Variable Contract
                                               Supervisory and Service Agreement



Princor Financial Services Corporation ("Princor"), and Principal Mutual Life Insurance Company (the "Insurer"), distributor and issuer for and of the Policies hereunder described and the undersigned broker-dealer (the "Broker-Dealer"), enter into this Agreement as of the date indicated, for the purpose of appointing the Broker-Dealer to perform the services hereunder described, subject to the following provisions:

1. Except as provided below, Princor hereby appoints the Broker-Dealer to provide sales assistance with respect to, and to cause applications to be solicited for the purchase of variable life policies issued by the Insurer. Broker-Dealer accepts such appointment and agrees to use its best efforts to provide sales assistance to registered representatives of the Broker-Dealer and to cause applications for the purchase of Policies to be solicited by such registered representatives. Broker-Dealer agrees to pay a commission to such registered representatives.

2. The Broker-Dealer will promptly forward to the appropriate office of Princor, or its authorized designee, all Policy applications along with other documents, if any, and any payments received with such applications and will have no rights of set off for any reason. Any Policy application which is rejected, together with any payment made and other documents submitted, shall be returned to the Broker-Dealer.

3. Insurer, on behalf of Princor, shall pay the Broker-Dealer pursuant to Exhibits A and B. The Broker-Dealer agrees to return promptly all compensation received for any Policy returned within the "free look" period as specified in the Policy.

4. In those states where Broker-Dealer cannot obtain an insurance license, Broker-Dealer represents and warrants that: it will effect the sale of the Policy through a validly licensed insurance Representative (Compensation Representative) who has entered into an agreement with Broker-Dealer for this purpose; it authorizes Insurer to pay any compensation due it from sales of the Policy to such Compensation Representative; it remains fully responsible for recordkeeping and supervision of the solicitation and/or sale of the Policy; d) all monies received by Compensation Representative in accordance with this section will be distributed by Compensation Representative only to duly licensed and registered representatives who have been appointed by the Insurer to solicit for applications for the Polices.

5. The Broker-Dealer represents that it is a registered broker-dealer under the Securities Exchange Act of 1934, a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"), and is registered as a broker-dealer under state law to the extent required in order to provide the services described in this Agreement. Broker-Dealer agrees to abide by all rules and regulations of the NASD Regulation, Inc. ("NASDR"), including its Conduct Rules, and to comply with all applicable state and federal laws and the rules and regulations of authorized regulatory agencies affecting the sale of the Policies, including the prospectus delivery requirements under the Securities Act of 1933 for the Policies and any underlying mutual fund. The Broker-Dealer agrees to notify Princor promptly of any change, termination, or suspension of its status. Broker-Dealer shall immediately notify Princor with respect to i) the initiation and disposition of any form of disciplinary action by the NASDR or any other agency or instrumentality having jurisdiction with respect to the subject matter hereof against Broker-Dealer or any of its employees or agents; ii) the issuance of any form of deficiency notice by the NASDR or any such agency regarding Broker-Dealer's training, supervision or sales practices; and/or iii) the effectuation of any consensual order with respect thereto.

6. In connection with the solicitation of applications for the purchase of Policies, Broker-Dealer agrees to indemnify and hold harmless Princor and the Insurer from any damage or expense as a result of (a) the negligence, misconduct or wrongful act of Broker-Dealer or any employee, representative or agent of the Broker-Dealer and/or (b) any actual or alleged violation of any securities or insurance laws, regulations or orders and/or (c) any actual or alleged obligation of the Compensation Representative under terms of the agreement between the Broker-Dealer and the Compensation
     Representative,  including  claims  by one or more  of the  Broker-Dealer's representatives for compensation due or to become due on account of such representatives' sales of the Policy and any claims or controversy between Broker-Dealer and Compensation Representative as to rights to compensation.. Any indebtedness or obligation of the Broker-Dealer to Princor or the Insurer, whether arising hereunder or otherwise, and any liabilities incurred or moneys paid by Princor or the Insurer to any person as a result of any misrepresentation, wrongful or unauthorized act or omission, negligence of or failure of Broker-Dealer or its employees, producers, and registered representatives to comply with this Agreement, shall be set off against any compensation payable under this Agreement. Notwithstanding the foregoing, Broker-Dealer shall not indemnify and hold harmless Princor and the Insurer from any damage or expense on account of the negligence, misconduct or wrongful act of Broker-Dealer or any employee, representative or producer of Broker-Dealer if such negligence, misconduct or wrongful act arises out of or is based upon any untrue statement or alleged untrue statement of material fact, or the omission or alleged omission of a material fact in: (i) any registration statement, including any prospectus or any post-effective amendment thereto; or (ii) any material prepared and/or supplied by Princor or the Insurer for use in conjunction with the offer or sale of Policies, or (iii) any state registration or other document filed in any state or jurisdiction in order to qualify any Policies under the securities laws of such state or jurisdiction. The terms of this provision shall not be impaired by termination of this Agreement.

     In connection with the solicitation of applications for the purchase of Policies, Princor and the Insurer agree to indemnify and hold harmless Broker-Dealer from any damage or expense on account of the negligence, misconduct or wrongful act of Princor or the Insurer or any employee, representative or producer of Princor or the Insurer, including but not limited to, any damage or expense which arises out of or is based upon any untrue statement or alleged untrue statement of material fact, or the omission or alleged omission of a material fact in: (i) any registration statement, including any prospectus or any post-effective amendment thereto; or (ii) any material prepared and/or supplied by Princor or the Insurer for use in conjunction with the offer or sale of the Policies; or
     (iii) any state registration or other document filed in any state or other jurisdiction in order to qualify any Policy under the securities laws of such state or jurisdiction. The terms of this provision shall not be impaired by termination of this Agreement.

7. The Broker-Dealer will itself be, or will select persons associated with it who are trained and qualified to solicit applications for purchase of Policies in conformance with applicable state and federal laws. Any such persons shall be registered representatives of the Broker-Dealer in accordance with the rules of the NASDR, be licensed to offer the Policies in accordance with the insurance laws of any jurisdiction in which such person solicits applications and be licensed with and appointed by the Insurer to solicit applications for the Policies. Broker-Dealer will supervise its representatives to insure that purchase of a Policy is not recommended to an applicant in the absence of reasonable grounds to believe that the purchase of a Policy is suitable for that applicant. Broker-Dealer shall pay the fees to regulatory authorities in connection with obtaining necessary securities licenses and authorizations for registered representatives to solicit applications for the purchase of Policies. Broker-Dealer is not responsible for fees in connection with the appointment of registered representatives as producers of the Insurer.

8. The activities of all producers referred to in Paragraph 6 will be under the direct supervision and control of the Broker-Dealer. The right of such producers to solicit applications for the purchase of Policies is subject to their continued compliance with the rules and procedures which may be established by the Broker-Dealer, or the Insurer, including, but not limited to, those set forth in this Agreement.

9. The Broker-Dealer shall ensure that applications for the purchase of Policies are solicited only in the states where the Policies are qualified for sale, and only in accordance with the terms and conditions of the then current prospectus applicable to the Policies and will make no representations not included in the prospectus, Statement of Additional Information, or in any authorized supplemental material supplied by Princor. With regard to the Policies, the Broker-Dealer shall not use or permit its producers to use any sales promotion materials or any form of advertising other than that supplied or approved by Princor.

10. Broker-Dealer shall ensure that the prospectus delivery requirements under the Securities Act of 1933 and all other applicable securities and insurance laws, rules and regulations are met and that delivery of any prospectus for the Policies will be accompanied by delivery of the prospectus for the underlying mutual funds, and, where required by state law, the Statement of Additional Information for the underlying mutual funds.

11. The Broker-Dealer understands and agrees that in performing the services covered by this Agreement, it is acting in the capacity of an independent contractor and not as an agent or employee of Princor or the Insurer and that it is not authorized to act for, or make any representation on behalf of, Princor or the Insurer except as specified herein. Broker-Dealer understands and agrees that the Insurer shall execute telephone transactions only in accordance with the terms and conditions of the then current prospectus applicable to the Policies and agrees that in consideration for the Broker-Dealer's right to exercise the telephone transaction services neither Princor nor the Insurer will be liable for any loss, injury or damage incurred as a result of acting upon, nor will they be held responsible for the authenticity of any telephone instructions containing unauthorized, incorrect or incomplete information. Broker-Dealer agrees to indemnify and hold harmless Princor and the Insurer against any loss, injury or damage resulting from any telephone transactions instruction containing unauthorized, incorrect or incomplete information received from Broker-Dealer or any of its registered representatives. (Telephone instructions are recorded on tape.)

12. This Agreement may not be assigned by the Broker-Dealer without the prior written consent of Princor. Any party hereto may cancel this Agreement at any time upon written notice. This Agreement shall automatically terminate if the Broker-Dealer voluntarily or involuntarily ceases to be or is suspended from being, a member in good standing of the NASD. Provided further, Princor and the Insurer reserve the right to terminate this Agreement in the event that any employee or agent of Broker-Dealer is suspended, disciplined or found to be in violation of governing insurance or securities laws, rules or regulations. Furthermore, Princor and the Insurer reserve the right to revise the payments for services described in this Agreement as set forth in Exhibits A and B at any time upon the mailing of written notice to the Broker-Dealer. Failure of any party to terminate this Agreement for any of the causes set forth in this Agreement shall not constitute a waiver of the right to terminate this Agreement at a later time for any such causes.

13. This Agreement on the part of the Broker-Dealer runs to Princor and the Insurer and is for the benefit of and enforceable by each. This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa.



AGREED TO BY:

BROKER-DEALER


       By:
       Title:
       Date:

PRINCOR FINANCIAL SERVICES CORPORATION


       By:
       Title:
       Date:


PRINCIPAL MUTUAL LIFE INSURANCE COMPANY


       By:
       Title:
       Date: